UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 9, 2011


                         Commission file number: 1-10024

                             BKF CAPITAL GROUP INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                   36-0767530
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State or other jurisdiction of                     (I.R.S. Employer
incorporation or organization                     Identification No.)


              225 N.E. Mizner, Suite 400 Boca Raton, Florida 33432
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               (Address of Principal Executive Office) (Zip Code)


                                 (561) 362-4199
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               (Registrant's telephone number including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.02 Termination of a Material Definitive Agreement.

     Pursuant to an agreement, dated as of December 31, 2010 (the "Termination Agreement"), between BKF Management Co., Inc., a wholly owned subsidiary of BKF Capital Group, Inc. (the "Company")and RCPI LANDMARK PROPERTIES, L.L.C. ("RCPI"), the Company, terminated that certain Lease dated December 20, 1993, as amended by Supplemental Indenture dated March 2, 1995, the First Amendment to Lease dated June 23, 1997, the Second Amendment to Lease dated as of January 22, 1998, the Third Amendment to Lease dated as of December 31, 1998, the Fourth Amendment of Lease dated July 18, 2000, the Fifth Amendment to Lease dated as of May 14, 2001, Conduit License Agreement dated May 14, 2001, the Sixth Amendment to Lease dated as of September 28, 2001, and the Seventh Amendment to Lease and Partial Surrender Agreement dated October 10, 2003 (as so amended, the "Lease") with respect to the entire 18th floor, the entire 19th floor and Space 'G' on the 15th floor of the building known as One Rockefeller Plaza, New York, New York, effective January 1, 2011. In connection with the early termination of the Lease, the Company paid the sum of $1,139,049.63 to RCPI (the "Lease Termination Payment") as consideration for the early termination of the Lease. The Lease Termination Payment was calculated based upon the present value of the aggregate net rent due under the Lease. As a result of the early termination of the Lease, the Company has saved approximately $370,000 in payments due and payable by the Company under the Lease. The Termination Agreement became binding upon its delivery to the Company on February 9, 2011. A copy of the Termination Agreement is attached hereto as Exhibit 10.39 and is incorporated herein by reference.

Section 8 - Other Events.

Item 8.01 - Other Events.

     On March 1, 2011, the Company hired Maria Fregosi as the Chief Financial Officer and Senior Vice President of the Company. A copy of Ms. Fregosi's employment agreement with the Company is attached hereto as Exhibit 10.40.

     Ms. Fregosi was most recently the chief operating officer and chief financial officer of Client First Settlement Funding ("CFSF"), a boutique specialty finance company. At CFSF, Ms. Fregosi's responsibilities included establishing funding and building the investor base and managing the day to day operations of the business. Ms. Fregosi successfully established all the policies and procedures and staffed the firm to fully support them. Ms. Fregosi also over saw the financial aspects of the business.

     Prior to CFSF, Ms. Fregosi was an Executive Vice President at ABN AMRO Bank for 15 years. She was part of the executive team that ran and successfully sold the mortgage and home equity business from ABN AMRO to Citibank. Ms. Fregosi created and ran the Integrated Market Strategies group at ABN AMRO, encompassing loan and servicing portfolio management, loan pricing, secondary marketing, new product development, analytics, capital markets and pipeline hedging. She was responsible for the development and creation of the ABN AMRO mortgage conduit program (AMAC), the capital markets business (AMCAP), the first US style mortgage securitization in Europe and the commercial mortgage securitization program at ABN AMRO.

     Ms. Fregosi has been involved with investment banking, portfolio management and asset and mortgage securitization for over 20 years. She rated transactions for most of the major mortgage originators when she was part of the Structured Finance Group at Moody's Investor Service. She began her career at Goldome Savings Bank in Buffalo, NY. She was also a successful portfolio manager at MetLife and Stein, Roe, Farnham.

     Ms. Fregosi is a summa cum laude graduate of the State University College of New York at Buffalo with a BA in Economics and she has an MBA in Finance and Applied Economics from the Simon School at the University of Rochester.


Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

          (c) Exhibits.

     The following Exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit
-------
10.39 Copy of Termination Agreement, between BKF Management Co., Inc. and RCPI LANDMARK PROPERTIES, L.L.C., dated as of
          December 31, 2010.

10.40 Copy of Employment Agreement, between BKF Captial Group, Inc. and Maria Fregosi, dated March 1, 2011.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, BKF Capital Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2011

                                           BKF CAPITAL GROUP, INC.
                                                 (Registrant)


                                       By: /s/ STEVEN N. BRONSON
                                           ----------------------------
                                           Steven N. Bronson, President